Exhibit 23.1 - Consent of Mayer Hoffman McCann P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our independent auditors’ report dated April 13, 2021, relating to the financial statements of Healing Solutions, LLC appearing in this Current Report on Form 8- K of Mohawk Group Holdings, Inc.

/s/ Mayer Hoffman McCann P.C.

Phoenix, Arizona
April 20, 2021